Exhibit 99.1


                                              Contact:  Candace Leeds
                                                        V.P. of Public Affairs
                                                        (212) 521-2416


LOEWS CORPORATION [LOGO]                                Joshua E. Kahn
------------------------                                Investor Relations
NEWS RELEASE                                            (212) 521-2788
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FOR IMMEDIATE RELEASE
---------------------

                     LOEWS CORPORATION ANNOUNCES QUARTERLY
                     -------------------------------------
                          DIVIDEND ON COMMON STOCK
                          ------------------------


  NEW YORK, October 15, 2002 - Loews Corporation (NYSE:LTR) announced today the declaration of the Company's quarterly dividend of $0.15 per share of Common Stock, payable December 2, 2002 to shareholders of record on November 1, 2002.

  The Company noted that it has modified the schedule of meetings at which its Board of Directors will consider the declaration of quarterly dividends on the Company's Common Stock effective in 2003. Under the modified schedule, dividends on the Company's Common Stock would be considered at Board meetings scheduled for February, May, August and November. As a result quarterly dividend payment dates for dividends which are declared would be approximately two weeks later than had been the case in 2002.

  This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements using the words "believes," "expects," "plans," "intends" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. A discussion of the factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

  The declaration of dividends is a business decision of the Board of Directors made from time to time based upon factors considered relevant by the Board.

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